Exhibit 99.1

ITEM 6.                   SELECTED FINANCIAL DATA.

The selected consolidated financial data presented as of December 31, 2011 and for the period from November 16 to December 31, 2011 is derived from our audited financial statements. The selected financial data for the period from January 1, 2011 to November 15, 2011 and as of and for the years ended December 31, 2010, 2009, 2008 and 2007 are derived from the audited financial statements of our predecessor. See “Basis of presentation” included under Note 2 to our “Consolidated and Combined Financial Statements” contained in this Form 8-K for information regarding the retrospective adjustment of our financial information for the period from November 16 to December 31, 2011 for entities under common control in connection with our acquisition of certain properties in the Permian Basin region of New Mexico and onshore Gulf Coast region of Texas from Fund I (the “Transferred Properties”). The selected financial data should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. Financial Statements and Supplementary Data,” both contained herein. The following table shows selected financial data of the Partnership and our predecessor for the periods and as of the dates indicated.

	Partnership	Predecessor
	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	November 15,	December 31,	December 31,	December 31,	December 31,
(in thousands)	2011	2011	2010	2009	2008	2007
Statement of Operations Data:
Revenues:
Oil sales	$8,259	$59,605	$52,670	$34,604	$58,852	$5,722
Natural gas sales	3,642	35,883	48,088	33,798	100,378	19,714
Natural gas liquids sales	1,829	14,500	14,748	10,617	20,393	367
Realized gain (loss) on commodity derivative instruments	4,015	9,353	48,029	70,902	(2,676)	3,622
Unrealized gain (loss) on commodity derivative instruments	6,664	12,674	(23,964)	(62,375)	117,757	(13,019)
Other income	—	159	116	24	18	—
Total revenues	24,409	132,174	139,687	87,570	294,722	16,406
Operating expenses:
Lease operating expenses	2,780	21,391	23,804	19,066	18,781	5,587
Production and ad valorem taxes	976	7,763	9,320	6,731	13,899	1,956
Depletion and depreciation	5,061	37,206	55,828	56,349	79,477	11,886
Impairment of oil and gas properties	—	16,765	11,712	—	121,561	—
Accretion expense	175	1,290	1,366	1,255	691	121
(Gain) loss on settlement of asset retirement obligations	—	496	(209)	(1,570)	250	—
Management fees	—	5,435	6,104	8,500	8,500	8,521
General and administrative expenses	1,749	5,149	5,293	2,408	2,493	1,086
Total operating expenses	10,741	95,495	113,218	92,739	245,652	29,157

Operating income (loss)	13,668	36,679	26,469	(5,169)	49,070	(12,751)

Other income (expense), net
Interest income	—	1	17	87	623	542
Interest expense	(604)	(919)	(3,223)	(1,274)	(2,131)	(792)
Realized loss on interest rate derivative instruments	—	(574)	(649)	(457)	(71)	—
Unrealized gain (loss) on interest rate derivative instruments	—	441	(248)	95	(709)	—
Other income (expense), net	(604)	(1,051)	(4,103)	(1,549)	(2,288)	(250)

Income (loss) before taxes	13,064	35,628	22,366	(6,718)	46,782	(13,001)

Income tax benefit (expense)	(48)	76	(32)	622	(971)	—
Net income (loss)	$13,016	$35,704	$22,334	$(6,096)	$45,811	$(13,001)
Net income attributable to predecessor operations	(866)
Net income available to unitholders	$12,150

General partner’s interest in net income	$12
Limited partners’ interest in net income	$12,138
Net income per limited partner unit (basic and diluted)	$0.54
Weighted average number of limited partner units outstanding (basic and diluted)	22,418

Other Financial Data:
Adjusted EBITDA	$12,271	$79,762	$119,130	$113,240	$133,292	$12,275

	Partnership	Predecessor
	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	November 15,	December 31,	December 31,	December 31,	December 31,
(in thousands)	2011	2011	2010	2009	2008	2007
Cash Flow Data:
Net cash provided by operating activities	$4,191	$84,027	$121,269	$108,148	$139,236	$(6,437)
Net cash used in investing activities	$(755)	$(44,891)	$(125,846)	$(25,129)	$(217,986)	$(237,865)
Net cash provided by (used in) financing activities	$(1,923)	$(38,000)	$1,505	$(118,151)	$117,758	$224,479

Balance Sheet Data:
Working capital	$23,124	(1)	$33,209	$57,466	$113,846	$26,657
Total assets	521,014	(1)	504,622	465,691	593,866	416,436
Total debt	155,800	(1)	27,251	24,150	32,250	11,100
Unitholders’ Equity/Partners’ capital	333,429	(1)	426,733	405,646	521,784	379,244

(1)                                  These balance sheet amounts are not presented as they are not included in the predecessor’s financial statements included in “Item 8. Financial Statements and Supplementary Data.

Non-GAAP Financial Measures

We include in this report the non-GAAP financial measures Adjusted EBITDA and Distributable Cash Flow and provide reconciliations of these items to net income and net cash provided by operating activities, our most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss):

•                  Plus:

•                  Income tax expense (benefit);

•                  Interest expense-net, including realized and unrealized losses on interest rate derivative contracts;

•                  Depletion and depreciation;

•                  Accretion of asset retirement obligations;

•                  Gain (loss) on settlement of asset retirement obligations;

•                  Unrealized losses on commodity derivative contracts;

•                  Impairment of oil and natural gas properties; and

•                  Other non-recurring items that we deem appropriate.

•                  Less:

•                  Interest income;

•                  Unrealized gains on commodity derivative contracts; and

•                  Other non-recurring items that we deem appropriate.

We define Distributable Cash Flow as Adjusted EBITDA less income tax expense; cash interest expense, net; realized losses on interest rate swaps; and estimated maintenance capital expenditures.

Adjusted EBITDA and Distributable Cash Flow are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess:

•                  our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis;

•                  the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and

•                  our ability to incur and service debt and fund capital expenditures.

Adjusted EBITDA and Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA or Distributable Cash Flow in the same manner. The following table presents a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities, our most directly comparable GAAP financial performance and liquidity measures, for each of the periods indicated.

Reconciliation of Adjusted EBITDA to Net Income

	Partnership	Predecessor
	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	November 15,	December 31,	December 31,	December 31,	December 31,
(in thousands)	2011	2011	2010	2009	2008	2007
Net income (loss)	$13,016	$35,704	$22,334	$(6,096)	$45,811	$(13,001)
Income tax expense (benefit)	48	(76)	32	(622)	971	—
Interest expense-net, including realized and unrealized losses on interest rate derivative instruments	604	1,052	4,120	1,636	2,911	792
Depletion and depreciation	5,061	37,206	55,828	56,349	79,477	11,886
Accretion of asset retirement obligations	175	1,290	1,366	1,255	691	121
Amortization of equity awards	31	—	—	—	—	—
Gain (loss) on settlement of asset retirement obligations	—	496	(209)	(1,570)	250	—
Unrealized losses on commodity derivative instruments	—	—	23,964	62,375	—	13,019
Impairment of oil and natural gas properties	—	16,765	11,712	—	121,561	—
Interest income	—	(1)	(17)	(87)	(623)	(542)
Unrealized gain on commodity derivative instruments	(6,664)	(12,674)	—	—	(117,757)	—
Adjusted EBITDA	$12,271	$79,762	$119,130	$113,240	$133,292	$12,275

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Partnership	Predecessor
	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	November 15,	December 31,	December 31,	December 31,	December 31,
(in thousands)	2011	2011	2010	2009	2008	2007
Net cash provided by (used in) operating activities	$4,191	$84,027	$121,269	$108,148	$139,236	$(6,437)
Change in working capital	7,478	(5,622)	(5,888)	4,187	(8,443)	18,499
Interest expense-net	554	1,433	3,717	1,527	1,528	213
Income tax expense (benefit)	48	(76)	32	(622)	971	—
Adjusted EBITDA	$12,271	$79,762	$119,130	$113,240	$133,292	$12,275

Distributable Cash Flow

The following table presents a reconciliation of Distributable Cash Flow to Adjusted EBITDA for the period from November 16 to December 31, 2011. Adjusted EBITDA is reconciled to net income and net cash provided by operating activities, our most directly comparable GAAP performance and liquidity measures, above.

Adjusted EBITDA	$12,271
Income tax expense	(48)
Cash interest expense	—
Estimated maintenance capital (1)	(2,625)
Distributable Cash Flow	$9,598

(1)         Estimated annual maintenance capital was $21 million for 2011 after adjustment for the retrospective adjustment of our financial information.  Amount represents pro-rated capital for the 46 day period from November 16 to December 31, 2011.